United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 11, 2020

Date of Report (Date of earliest event reported)

Newborn Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-39230	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 801, Building C SOHO Square, No. 88 Zhongshan East 2nd Road, Huangpu District Shanghai, China	200002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 155 0219 5891

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	NBAC	The Nasdaq Stock Market LLC
Warrants	NBACW	The Nasdaq Stock Market LLC
Units	NBACU	The Nasdaq Stock Market LLC
Rights	NBACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

IMPORTANT NOTICES

Important Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. Statements that are not historical facts, including statements about the pending transactions among Newborn Acquisition Corp. (“Newborn”), NB Merger Corp., a Delaware corporation and wholly-owned subsidiary of Parent (the “Purchaser”), Nuvve Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (the “Merger Sub”), Nuvve Corporation, a Delaware corporation (“Nuvve”), and Ted Smith, an individual, as the representative of the stockholders of Nuvve and the transactions contemplated thereby, and the parties’ perspectives and expectations, are forward-looking statements. Such statements include, but are not limited to, statements regarding the proposed transaction, including the anticipated initial enterprise value and post-closing equity value, the benefits of the proposed transaction, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the transactions. The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

Such risks and uncertainties include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the agreements related thereto; (ii) the outcome of any legal proceedings that may be instituted against Newborn or Nuvve following announcement of the transactions; (iii) the inability to complete the business combination due to the failure to obtain approval of the shareholders of Newborn, or other conditions to closing in the merger agreement; (iv) the risk that the proposed business combination disrupts Nuvve’s current plans and operations as a result of the announcement of the transactions; (v) Nuvve’s ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of Nuvve to grow and manage growth profitably following the business combination; (vi) costs related to the business combination; (vii) risks related to the rollout of Nuvve’s business and the timing of expected business milestones; (viii) Nuvve’s dependence on widespread acceptance and adoption of electric vehicles and increased installation of charging stations; (ix) Nuvve’s ability to maintain effective internal controls over financial reporting, including the remediation of identified material weaknesses in internal control over financial reporting relating to segregation of duties with respect to, and access controls to, its financial record keeping system, and Nuvve’s accounting staffing levels; (x) Nuvve’s current dependence on sales of charging stations for most of its revenues; (xi) overall demand for electric vehicle charging and the potential for reduced demand if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of electric vehicles or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; (xii) potential adverse effects on Nuvve’s revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by Nuvve; (xiii) the effects of competition on Nuvve’s future business; (xiv) risks related to Nuvve’s dependence on its intellectual property and the risk that Nuvve’s technology could have undetected defects or errors; (xv) changes in applicable laws or regulations; (xvi) the COVID-19 pandemic and its effect directly on Nuvve and the economy generally; (xvii) risks related to disruption of management time from ongoing business operations due to the proposed business combination; (xvii) risks relating to privacy and data protection laws, privacy or data breaches, or the loss of data; and (xix) the possibility that Nuvve may be adversely affected by other economic, business, and/or competitive factors. A further list and description of risks and uncertainties can be found in Newborn’s initial public offering prospectus dated February 13, 2020 , in Newborn’s quarterly reports on Form 10-Q filed with the SEC subsequent thereto and in the Registration Statement on Form S-4 and proxy statement that will be filed with the SEC by the Purchaser in connection with the proposed transactions, and other documents that the parties may file or furnish with the SEC, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relate only to the date they were made, and Newborn, Purchaser, Merger Sub, Nuvve, and their subsidiaries undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

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Additional Information and Where to Find It

In connection with the transaction described herein, Newborn and Purchaser will file relevant materials with the Securities and Exchange Commission (the “SEC”), including the Registration Statement on Form S-4 and a proxy statement. The proxy statement and a proxy card will be mailed to stockholders as of a record date to be established for voting at the stockholders’ meeting relating to the proposed transactions. Stockholders will also be able to obtain a copy of the Registration Statement on Form S-4 and proxy statement without charge from Newborn. The Registration Statement on Form S-4 and proxy statement, once available, may also be obtained without charge at the SEC’s website at www.sec.gov or by writing to Newborn at Room 801, Building C, SOHO Square, No. 88, Zhongshan East 2nd Road, Huangpu District, Shanghai, China, 200002. INVESTORS AND SECURITY HOLDERS OF NEWBORN ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTIONS THAT NEWBORN WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NEWBORN, NUVVE AND THE TRANSACTIONS.

Participants in Solicitation

Newborn, Purchaser, Merger Sub, Nuvve, certain shareholders of Nuvve, and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of Newborn common stock in respect of the proposed transaction. Information about Newborn’s directors and executive officers and their ownership of Newborn’s common stock is set forth in Newborn’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.

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Item 1.01 Entry into a Material definitive Agreement.

On November 11, 2020, Newborn Acquisition Corp., a Delaware corporation (“Newborn”), NB Merger Corp., a Delaware corporation and wholly-owned subsidiary of Parent (the “Purchaser”), Nuvve Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (the “Merger Sub”), Nuvve Corporation, a Delaware corporation (“Nuvve”), and Ted Smith, an individual, as the representative of the stockholders of Nuvve, entered into a Merger Agreement (the “Agreement”).

Concurrently with the execution of the Agreement, on November 11, 2020, Newborn entered into Subscription Agreements with certain accredited investors pursuant to which the investors agreed to purchase 1,425,000 of Newborn’s ordinary shares, at a purchase price of $10.00 per share, for an aggregate purchase price of $14,250,000 (the “PIPE”). The investors also will receive warrants to purchase 1,353,750 Newborn ordinary shares. The warrants will be exercisable at $11.50 per share and have the same terms as Newborn’s public warrants. The investors will receive demand and piggyback registration rights in connection with the securities issued to them. The PIPE will close immediately prior to the closing of the transactions contemplated by the Agreement.

Also on November 11, 2020, Nuvve entered into a bridge loan agreement with an accredited investor, pursuant to which the investor agreed to purchase a $4,000,000 convertible debenture from Nuvve. The debenture will automatically convert into shares of Nuvve common stock immediately prior to the closing of the transactions contemplated by the Agreement. The bridge loan is expected to close on or before November 13, 2020.

Newborn anticipates that the transactions contemplated by the Merger Agreement will close in the first quarter of 2021.

Acquisition Merger and Acquisition Consideration

Pursuant to the Agreement, Nuvve will merge with Merger Sub (the “Acquisition Merger”), with Nuvve surviving and the Purchaser acquiring 100% of the equity securities of Nuvve. In exchange for their equity securities, the stockholders of Nuvve prior to the conversion of the bridge loan (the “Existing Stockholders”) and the option holders of Nuvve will receive an aggregate of approximately 10.2 million shares of common stock of the Purchaser (the “Purchaser Common Stock”). Of such shares of Purchaser Common Stock, (i) approximately 8.9 million shares of Purchaser Common Stock will be issued to the Existing Stockholders, and (ii) approximately 1.3 million shares of Purchaser Common Stock will be reserved for issuance pursuant to the Nuvve options. Ten percent of the shares to be issued to the Existing Stockholders, or approximately 0.9 million shares, will be held in escrow to satisfy any indemnification obligations incurred under the Agreement. The bridge loan investor will receive additional shares of Purchaser Common Stock at the same exchange ratio as the Existing Stockholders.

Pursuant to a Purchase and Option Agreement between the Purchaser and one of the Existing Stockholders, immediately after the closing, the Purchaser will repurchase 0.6 million shares of Purchaser Common Stock from such Existing Stockholder at a price of $10.00 per share. In addition, such Existing Stockholder will have the option to sell up to an additional $2 million of shares of Purchaser Common Stock back to the Purchaser within a year after the closing at a price per share equal to the then-current market price. In the event the Existing Stockholder exercises its option, two of Nuvve’s executive officers have committed to repurchase such shares from the Purchaser at the same price the Purchaser paid for them.

Additionally, the Existing Shareholders may be entitled to receive up to 4.0 million earn-out shares if, for the fiscal year ending December 31, 2021, the Purchaser’s revenue equals or exceeds $30,000,000. Existing Shareholders will be entitled to a portion of the earn-out shares only if they continue to hold their shares of Purchaser Common Stock received in the Acquisition Merger through the earn-out payment date.

The parties agreed that immediately following the closing of the Acquisition Merger, Purchaser’s board of directors will consist of seven directors, five of whom shall be designated by Nuvve and two of whom will be designated by Newborn. A majority of the directors will qualify as independent directors under rules of The Nasdaq Stock Market (“Nasdaq”).

Existing Stockholders holding shares of Nuvve capital stock representing approximately 55% of Nuvve’s outstanding voting power have entered into support agreements with Parent and Nuvve, pursuant to which, among other things, the Existing Stockholders have agreed to vote in favor of proposals to approve the Acquisition Merger.

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Reincorporation Merger

Immediately prior to the Acquisition Merger, Newborn will be merged with and into Purchaser, the separate corporate existence of Newborn will cease and Purchaser will continue as the surviving public company (the “Reincorporation Merger”). In connection with the Reincorporation Merger, Newborn’s outstanding securities will be converted into equivalent securities of Purchaser, as follows:

•	Each of Newborn’s ordinary shares will be converted automatically into one share of Purchaser Common Stock.

•	Each right to acquire one-tenth of one Newborn ordinary share will be converted automatically into one-tenth of one share of Purchaser Common Stock.

•	Each warrant entitling the holder to purchase 1/2 of one Newborn ordinary share at a price of $11.50 per whole share will be converted automatically into one warrant to purchase 1/2 of one share of Purchaser Common Stock at a price of 11.50 per whole share.

•	Each issued and outstanding unit of Newborn will be automatically separated into its constituent securities, with each constituent security being automatically converted into a security of the Purchaser as described in the preceding bullet points.

•	Each unit purchase option of Newborn will be converted automatically into one unit purchase option of Purchaser.

Representations and Warranties

In the Agreement, Nuvve makes certain representations and warranties (with certain exceptions set forth in the disclosure schedule to the Agreement) relating to, among other things: (a) proper corporate organization of Nuvve and its subsidiaries and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Agreement and other transaction documents; (c) absence of conflicts; (d) capital structure; (e) accuracy of charter documents and corporate records; (f) required consents and approvals; (g) financial information; (h) absence of certain changes or events; (i) title to assets and properties; (j) material contracts; (k) ownership of real property; (l) licenses and permits; (m) compliance with laws, including those relating to foreign corrupt practices and money laundering; (n) ownership of intellectual property; (o) customers and suppliers; (p) employment and labor matters; (q) taxes and audits; (r) environmental matters; (s) brokers and finders; (t) that Nuvve is not an investment company; and (u) other customary representations and warranties.

In the Agreement, Newborn, Purchaser and Merger Sub (the “Purchaser Parties”) make certain representations and warranties relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Agreement and other transaction documents; (c) litigation; (d) brokers and finders; (e) capital structure; (f) validity of share issuance; (g) minimum trust fund amount; (h) validity of Nasdaq listing; (i) SEC filing requirements and financial statements; (j) that Newborn is not an investment company; and (k) compliance with laws, including those relating to money laundering.

Conduct Prior to Closing; Covenants

Each of Nuvve and Newborn has agreed to, and cause its subsidiaries to, operate the business in the ordinary course, consistent with past practices, prior to the closing of the transactions (with certain exceptions) and not to take certain specified actions without the prior written consent of the other party.

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The Agreement also contains covenants providing for:

●	Each party providing access to their books and records and providing information relating to their respective business to the other party, its legal counsel and other representatives;

●	Nuvve delivering the financial statements required by Newborn to make applicable filings with the SEC;

●	Cooperation in making certain filings with the SEC;

●	Each party agreeing to take certain actions to extend the time Newborn has to complete a business combination; and

●	The parties to file and cause to become effective a registration statement on S-4 (the “Form S-4”) registering the securities to be issued in the Acquisition Merger and the Reincorporation Merger, which will also contain a proxy statement of Newborn for the purpose of soliciting proxies from Newborn’s shareholders for approval of certain matters related to the transactions contemplated by the Agreement.

Conditions to Closing

General Conditions

Consummation of the transactions contemplated by the Agreement is conditioned on, among other things, (i) the absence of any order or provisions of any applicable Law prohibiting the transactions or preventing the transactions; (ii) Newborn and Nuvve receiving approval from their respective stockholders to the transactions, and (iii) the SEC having declared the Form S-4 effective.

Nuvve’s Conditions to Closing

The obligations of Nuvve to consummate the transactions contemplated by the Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

●	The Purchaser Parties complying with all of their obligations under the Agreement in all material respects;

●	the representations and warranties of the Purchaser Parties being true on and as of the closing date of the transactions, other than as would not reasonably be expected to have a Material Adverse Effect (as defined in the Agreement);

●	the Purchaser Parties having no less than $15,000,000 in cash and cash equivalents available to them immediately after the Closing, including the net proceeds from the Trust Fund and the net proceeds from the PIPE Transaction;

●	the Purchaser Parties complying with the reporting requirements under the applicable Securities Act and Exchange Act; and

●	the Purchaser Common Stock having been approved for listing on Nasdaq; and

●	there having been no Material Adverse Effect to Purchaser Parties.

Purchaser Parties’ Conditions to Closing

The obligations of Purchaser Parties to consummate the transactions contemplated by the Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon each of the following, among other things:

●	Nuvve and its subsidiaries complying with all of the obligations under the Agreement in all material respects;

●	the representations and warranties of Nuvve and its subsidiaries being true on and as of the closing date of the transactions, other than as would not reasonably be expected to have a Material Adverse Effect; and

●	there having been no Material Adverse Effect to Nuvve’s business.

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Termination

The Agreement may be terminated and/or abandoned at any time prior to the closing, whether before or after approval of the proposals being presented to Newborn’s stockholders, upon mutual agreement of the parties or by:

●	either Newborn or Nuvve, if the closing has not occurred by July 1, 2021, provided that no material breach of the Agreement by the party seeking to terminate the Agreement shall have occurred or have been made;

●	Newborn, if Nuvve has breached any representation, warranty, agreement or covenant contained in the Agreement, such that the conditions to Newborn’s obligations to close would not be met, and such breach has not been cured within twenty (20) days following the receipt by Nuvve of a notice describing such breach;

●	Nuvve, if Newborn has breached any representation, warranty, agreement or covenant contained in the Agreement, such that the conditions to Nuvve’s obligations to close would not be met, and such breach has not been cured within twenty (20) days following the receipt by Newborn a notice describing such breach;

●	Nuvve or Newborn, if this Agreement, the plan of merger or the transactions fail to be authorized or approved by the Newborn shareholders; or

●	Newborn, if Nuvve fails to deliver audited financials for the fiscal year ended December 31, 2019 by December 15, 2020.

Indemnification

Until the twelve-month anniversary of the closing date, each of Nuvve and Newborn has agreed to indemnify the other party from any losses incurred or sustained by the other party arising from any breach, inaccuracy or nonfulfillment of any of the representations, warranties or covenants of the indemnifying party contained in the Agreement. The indemnification applies only to amounts (in aggregate) in excess of $560,000, and the indemnification obligations will be satisfied solely from the 0.9 million shares of Purchaser Common Stock held in escrow (in the event Nuvve is the indemnifying party) or by the issuance of a number of new shares of Purchaser Common Stock equal to the number of escrow shares (in the event Newborn is the indemnifying party).

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Agreement, which is filed as Exhibit 2.1 hereto.

In addition to the Agreement, the following agreements will be entered into in connection with the closing of the business combination.

Escrow Agreement

In connection with the transactions, the Purchaser, Mr. Ted Smith as the representative of Nuvve Shareholders and an escrow agent will enter into an Escrow Agreement pursuant to which Purchaser will deposit 0.9 million shares of Purchaser Common Stock in escrow to secure the indemnification obligations as contemplated by the Agreement.

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Registration Rights Agreement

In connection with the transactions, Purchaser, Newborn’s founding shareholders and certain Existing Stockholders of Nuvve will enter into an Amended and Restated Registration Rights Agreement to provide for the registration of the Purchaser Common Stock received by them in the Acquisition Merger and the Reincorporation Merger. The founding shareholders and each of the Nuvve stockholders will be entitled to (i) make a written demand for registration under the Securities Act of all or part of their shares, and (ii)“piggy-back” registration rights with respect to registration statements filed following the consummation of the transactions. Purchaser will bear the expenses incurred in connection with the filing of any such registration statements.

Lock-Up Restrictions

In connection with the transactions, each Existing Stockholder of Nuvve will agree to certain lock-up arrangements, which will provide that each such stockholder will not, within one year of the closing, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the shares issued in connection with the Acquisition Merger, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any of these transactions are to be settled by delivery of any such shares, in cash, or otherwise. One-half of the shares may be released prior to the one-year anniversary if the volume weighted average price of Purchaser’s Common Stock is at or above $12.50 for 20 out of any 30 consecutive trading days commencing six months after the merger close.

In addition, the Newborn initial shareholders will enter into new lock-up agreements, pursuant to which certain shares of Purchaser Common Stock and the warrants of Purchaser held by the founders will be locked up for six months after the closing, with respect to 50% of such shares of Purchaser Common Stock and warrants, and for one year, with respect to the remaining 50% of such shares Purchaser Common Stock and warrants (subject to certain exceptions contained therein). The new lock-up agreements will supersede the existing restrictions on transfer applicable to such securities as of the date hereof.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Agreement dated November 11, 2020
10.1	Form of Subscription Agreement dated November 11, 2020
10.2	Purchase and Option Agreement dated November 11, 2020
99.1	Press Release dated November 12, 2020
99.2	Investor Presentation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2020

NEWBORN ACQUISITION CORP.

By:	/s/ Wenhui Xiong
Name:	Wenhui Xiong
Title:	Chief Executive Officer

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